SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 18, 2015

Arrayit Corporation
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

927 Thompson Place
Sunnyvale, CA  94085
(Address of principal executive offices)

Rene A. Schena
927 Thompson Place
Sunnyvale, CA  94085
(Name and address of agent for service)
408-744-1331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 18, 2015 (the “Closing Date” and/or the “Effective Date”), Arrayit Corporation, a Nevada corporation (the “Company,” “we” and “us”), TeleChem International, Inc., a Nevada corporation (“TeleChem”), Arrayit Scientific Solutions Inc., a Nevada corporation (“Arrayit Scientific”) and TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”) closed the transactions contemplated by a Senior Secured Revolving Credit Facility Agreement, effective December 18, 2015 (the “Credit Agreement”).  Pursuant to the Credit Agreement, TCA agreed to loan the Company up to $5 million for working capital, to pay down prior debt and other purposes, pursuant to the terms and conditions of the Credit Agreement.

A total of $750,000 was funded by TCA as an initial line of credit in connection with the Closing.  The amounts borrowed pursuant to the Credit Agreement are evidenced by a Revolving Note (the initial Revolving Note evidencing the $750,000 loan, is referred to herein as the “Revolving Note”) the repayment of which is secured by a Security Agreement provided to TCA from the Company pursuant to which it provided TCA a security interest over substantially all of its properties and assets, and guaranteed by TeleChem and Arrayit Scientific pursuant to a Guaranty Agreement. The Revolving Note in the amount of $750,000 is due and payable along with interest thereon the earlier of  (i) six (6) months from the Effective Date or (ii) upon prepayment provided however that if the Company prepays more than eighty (80%) percent of the amount of the Revolving Loan Commitment within ninety (90) days following the Effective Date, the Company shall pay to TCA as liquidated damages and compensation for the costs of being prepared to make funds available, an amount equal to 2.5% of the Revolving Loan Commitment. Interest on the Revolving Note is a fixed rate of interest equal to Eleven (11%) Percent per annum.

The Company also agreed to pay TCA various fees at the Closing and during the term of the Credit Agreement, including $250,000 for advisory services (the “Advisory Fee”), a transaction advisory fee in the amount of 4% of the initial Revolving Note ($30,000, which was paid at Closing) and a transaction advisory fee in the amount of 2% of any additional Revolving Note (due upon issuance of any additional Revolving Note), $6,000 in due diligence fees, $17,500 in document review and legal fees, certain other UCC search, documentation tax fees and other search fees, and other fees that may be requested by TCA from time to time pursuant to terms of the Credit Agreement.   In connection with and as consideration for the Advisory Fee, the Company issued 38,971,490 shares of restricted common stock (valued at the lowest weighted average price per share of the Company’s common stock on the five trading days immediately prior to the execution date of the Credit Agreement) to TCA, which number of shares is adjustable from time to time (as described below), such that the total shares issued to and sold by TCA will provide TCA an aggregate of $250,000 in value (the “Advisory Fee Shares”). The number of Advisory Fee Shares are adjustable from time to time at such times as TCA has provided the Company an accounting of sales showing that it has not realized $250,000 in value from the sale of such Advisory Fee Shares.  In the event TCA sells Advisory Fee Shares and generates $250,000 in value, then any additional Advisory Fee Shares (or additional shares issued in connection with an adjustment) are to be returned by TCA for cancellation.  The Company also has the right at any time to redeem the then outstanding Advisory Fee Shares (and any additional shares issued to TCA in connection with an adjustment), for an amount equal to the Advisory Fee less any value previously received by TCA in connection with sales of the Advisory Fee Shares.

TCA has the right to require the Company to redeem the Advisory Fee Shares (or that number that then remain outstanding, together with any shares issuable as an adjustment as described above) on the earlier to occur of (a) the maturity date of the Revolving Note; and (b) upon the occurrence of an event of default under the Credit Agreement, or at any time thereafter, and require the Company to pay TCA cash in an amount equal to the total amount of the Advisory Fee less any cash proceeds received by TCA from the prior sale of Advisory Fee Shares.

In total, we paid $65,450 in cash fees (not including the Advisory Fee payable by way of the issuance of the Advisory Fee Shares), expenses and closing costs in connection with the Closing, not including the fees of our legal counsel. An aggregate of $400,000 was held back by TCA to secure payments of $350,000 (the “$350,000 Holdback”) to a judgment creditor of which the Company anticipates borrowing from a third party lender, $300,000 to pay that judgment creditor with $50,000 being paid directly to the judgment creditor from $350,000 Holdback.  Upon the Company finalizing the borrowing from the third party lender, TCA will release $300,000 to the Company.  The Company believes that it will be able to provide TCA with evidence of the satisfaction of an additional $50,000 outstanding lien and it is anticipated that TCA will release that amount upon receipt of such evidence. We also paid $91,260.97 to Gateway Acceptance (“Gateway”) to repay our outstanding obligations under our credit facility with Gateway which was paid in full and terminated in connection with our entry into the Credit Agreement. We anticipate using the balance of the funds received as working capital and to manufacture product to fill purchase orders.

The Credit Agreement contains customary representations and warranties for facilities of similar nature and size as the Credit Agreement, and requires the Company to indemnify TCA for certain losses and release the Company from various claims.  The Credit Agreement also includes various customary covenants (positive and negative) binding the Company, including, the requirement that the Company deliver to TCA, pursuant to the terms of the Credit Agreement, various reports, statements and financial statements and the prohibition on the Company and TeleChem and Arrayit Scientific (i) incurring any indebtedness (other than in connection with the Credit Agreement or as otherwise approved by TCA), (ii) making any new investments (except as expressly set forth in the Credit Agreement), (iii) creating any encumbrances on their assets, (iv) affecting a change in control, (v) issuing stock, (vi) incurring capital expenditures, (vii) making any distributions to shareholders or management, (viii) affecting any transactions with affiliates, or (ix) undertaking certain other actions as described in greater detail in the Credit Agreement, except in the usual course of business.

The Credit Agreement includes customary events of default for facilities of a similar nature and size as the Credit Agreement, including if a change in control of the Company, TeleChem or Arrayit Scientific occurs, if it is determined in good faith by TCA that the security for the Revolving Note is or has become inadequate, if it is determined in good faith by TCA that the prospect for payment or performance of the Revolving Note is impaired for any reason, if the Company does not have sales revenues for every quarter that are at least 75% of the sales revenue of the Company for the prior year’s calendar quarter (i.e., pursuant to a comparison of the current quarter revenue to the revenue for the same quarter for the prior year).

The foregoing summary description of the terms of the Credit Agreement, Revolving Note, Security Agreement and the Guaranty Agreement and may not contain all information that is of interest to the reader. The foregoing description of each of the Credit Agreement, Revolving Note, Security Agreement, Guaranty Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement, Revolving Note, Security Agreement which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, hereto.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As more fully described in Item 1.01 above, the Revolving Note in the amount of $750,000 was issued by the Company pursuant to the Credit Agreement on the Closing and the Advisory Fee Shares (defined in Item 1.01) issued at the Closing are required to net TCA an aggregate of $250,000 upon the sale thereof. The disclosure in Item 1.01 of the Revolving Note and Advisory Fee Shares is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure in Item 1.01 relating to the Revolving Note and Advisory Fee Shares is incorporated herein by reference. The offer and sale of the Revolving Note and Advisory Fee Shares, was not and will not be registered under the Securities Act of 1933, as amended.  The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing offers and sales did not involve a public offering, the recipients took the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipient was an “accredited investor”.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1*
Senior Secured Credit Facility Agreement in the Maximum Amount of US$5,000,000 by and among Arrayit Corporation, as Borrower, TeleChem International, Inc. and Arrayit Scientific Solutions, Inc. as Guarantors and TCA Global Credit Master Fund, LP, as Lender (December 18, 2015)

10.2*	Revolving Note ($750,000) between Arrayit Corporation, as borrower, and TCA Global Credit Master Fund, LP, as lender (December 15, 2015)
10.3*	Security Agreement by Arrayit Corporation, as debtor, in favor of TCA Global Credit Master Fund, LP, as secured party (December 15, 2015)
10.4*	Guaranty Agreement by TeleChem International, Inc. and Arrayit Scientific Solutions, Inc., as guarantors, in favor of TCA Global Credit Master Fund, LP (February 6, 2015)

 * to be filed by amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAYIT CORPORATION

Date: December 23, 2015	By: /s/ Rene Schena
Rene Schena Chairman & CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1*
Senior Secured Revolving Credit Facility Agreement in the Maximum Amount of US$5,000,000 by and among Arrayit Corporation, as Borrower, TeleChem International, Inc. and Arrayit Scientific Solutions, Inc., as Joint and Several Guarantors, and TCA Global Credit Master Fund, LP, as Lender (Effective as of December 18, 2015)

10.2*	Revolving Note ($750,000) between Arrayit Corporation, as borrower, and TCA Global Credit Master Fund, LP, as lender (December 18, 2015)
10.3*	Security Agreement by Arrayit Corporation, as debtor, in favor of TCA Global Credit Master Fund, LP, as secured party (December 18, 2015, 2015)
10.4*	Guaranty Agreement by TeleChem International, Inc. and Arrayit Scientific Solutions, Inc. as guarantors, in favor of TCA Global Credit Master Fund, LP (December 18, 2015)
*to be filed by amendment